Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share(1)	457(o) and 457(r)	—	—	$200,000,000	.0001102	$22,040	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—

	Total Offering Amounts					$200,000,000	.0001102	$22,040

	Total Fees Previously Paid

	Total Fee Offsets							$5,455

	Net Fee Due							$16,585

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregated Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Benefit Street Partners Realty Trust, Inc.	S-11	333-256266	05/18/2021		$5,455(2)	Equity	Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	—	$50,000,000

Fee Offset Sources	Benefit Street Partners Realty Trust, Inc.	S-11	333-256266		05/18/2021						$5,455

(1)	Calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.

(2)	Franklin BSP Realty Trust, Inc. (formerly known as Benefit Street Partners Realty Trust, Inc.) (the “Company”) registered shares of Series E Cumulative Redeemable Preferred Stock having an aggregate offering price of up to $50,000,000 by means of a registration statement on Form S-11 (Registration No. 333-256266) filed on May 18, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous fee payment in the amount of $5,455. No securities were offered or sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $5,455 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder is offset against the registration fee of $22,040 due for this offering. The remaining balance of the registration fee, $16,585, has been paid in connection with the filing of this prospectus supplement. The Company withdrew the Prior Registration Statement prior to effectiveness.